Exhibit 99.1

PRESS RELEASE

Contact: Khoa D. Nguyen

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2008 Second Quarter Financial Results

Nashua, N.H., August 7, 2008 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time collaboration solutions for corporate and government networks, today reported financial results for its second quarter ended June 30, 2008.

Revenue was approximately $1.7 million for the second quarter of 2008 and $3.5 million for the six months ended June 30, 2008, a decrease of 29.9% and 31.1% from the same periods ended June 30, 2007, respectively.  The Company believes that the decline in revenue was primarily attributable to delays and reductions of purchases sponsored by the Defense Information System Agency (DISA) to support its Net-Centric Enterprise Services (NCES) programs, which began in 2006 and continue today, and, to a lesser extent, the impact of budgetary constraints within the Department of Defense (DOD).

Operating results yielded losses of approximately $920,000 for the second quarter and $1.5 million for the six months ended June 30, 2008, compared to losses of $446,000 and $579,000 for the same periods in 2007, respectively. Operating costs increased to approximately $2.0 million for the second quarter and $3.7 million for the first half of the year ended June 30, 2008, compared to $1.8 million and $3.4 million for the same periods ended June 30, 2007, respectively.  These increases were primarily attributed to an increased number of employees in sales and in increased consulting expenses related to the Company’s marketing efforts.

Net losses were approximately $883,000, or ($0.06) per share, for the second quarter and $1.4 million, or ($0.10) per share, for the first half of the year, ended June 30, 2008, as compared to net losses of approximately $266,000, or ($0.02) per share, and $250,000, or ($0.02) per share, for the same periods in 2007, respectively.

The Company believes that there are potential opportunities for recovery and expansion in the existing customer base, in spite of the uncertain environment in the Defense segment, and new growth opportunities in the commercial segment. With a cash balance of approximately $8.9 million at the end of the second quarter 2008, the Company expects to continue to make investments, as needed, in its sales and marketing efforts, continue to enhance its current product, develop new products, and aggressively pursue  business opportunities to grow its revenue and return to profitability.

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s website, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included in this release that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, including statements regarding the Company’s long-term outlook and strategy, proposed investments in its sales and marketing and product development efforts, its ability to meet its goals and objectives, and its recovery, expansion and growth opportunities, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s 2007 Annual Report on Form 10-K for the year ended December 31, 2007, such as the evolution of the Company’s market, its dependence on major customers, dependence on the United States government as its largest customer, rapid technological change and competition within the collaborative software market, its reliance on third-party technology, protection of its propriety technology, acceptance of InfoWorkSpace (IWS) in the commercial market, retention of key employees, stock price volatility, customer acceptance of version 3.0 of IWS, its history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc. and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$8,851	$9,395
Accounts receivable, less allowances of $397 at June 30, 2008 and $413 at December 31, 2007	1,187	2,479
Prepaid software licenses	1,985	1,417
Prepaid expenses and other current assets	199	307
Total current assets	12,222	13,598

Prepaid licenses, net of current portion	—	169
Capitalized software, net	—	18
Equipment and improvements, net	303	380
Total assets	$12,525	$14,165

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$661	$497
Accrued expenses	1,689	1,885
Accrued restructuring	135	215
Employee compensation and benefits	286	266
Deferred revenue	3,067	3,512
Total current liabilities	5,838	6,375

Deferred revenue, net of current portion	1	17

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 15,417,754 issued and 14,658,217 outstanding at June 30, 2008; 15,360,629 issued and 14,601,092 outstanding at December 31, 2007	154	154
Capital in excess of par value	65,220	64,870
Accumulated deficit	(55,743)	(54,306)
Treasury stock at cost, 759,537 shares at June 30, 2008 and December 31, 2007	(2,945)	(2,945)
Total stockholders’ equity	6,686	7,773
Total liabilities and stockholders’ equity	$12,525	$14,165

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Product revenue	$1,739	$2,158	$3,532	$4,414
Product development revenue		320	16	731
Service revenue	—	1	—	2
	1,739	2,479	3,548	5,147
Cost of revenues
Cost of product revenue	676	880	1,364	1,761
Cost of product development revenue	—	243	—	551
Cost of service revenue	—	1	—	2
	676	1,124	1,364	2,314

Gross profit	1,063	1,355	2,184	2,833

Operating expenses
Research and development	557	565	1,065	1,093
Sales and marketing	574	452	1,093	856
General and administrative	712	636	1,251	1,167
Depreciation	61	35	120	68
Occupancy and other facilities related expenses	79	113	162	228
Total operating expenses	1,983	1,801	3,691	3,412

Loss from operations	(920)	(446)	(1,507)	(579)

Interest income, net	40	154	91	307
Other income (expense)	(3)	17	(21)	22
	37	171	70	329

Loss before income taxes	(883)	(275)	(1,437)	(250)
Income tax benefit	—	9	—	—
Net loss	$(883)	$(266)	$(1,437)	$(250)

Basic and diluted loss per share:
Basic	$(0.06)	$(0.02)	$(0.10)	$(0.02)
Diluted	$(0.06)	$(0.02)	$(0.10)	$(0.02)
Weighted average common shares:
Basic	14,608,696	14,686,234	14,553,189	14,669,950
Diluted	14,608,696	14,686,234	14,553,189	14,669,950